UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) and the holders (collectively, the “Holders”) of the Company’s senior secured convertible notes issued in April 2022 (the “Convertible Notes”), Series A Warrants issued in November 2021 (the “Series A Warrants”), Series D Warrants issued in December 2021 (the “Series D Warrants”) and Warrants issued pursuant to a Securities Purchase Agreement dated as of February 28, 2022 (the “February Warrants” and, collectively with the Series A Warrants and Series D Warrants, the “Existing Warrants”), entered into a Settlement Agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the parties thereto agreed, among other things, to effect, on the date of the Settlement Agreement, a series of sequential transactions consisting of one or more exercises of certain of the Existing Warrants, each followed by an exchange, in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), into rights (the “Rights”) to acquire an aggregate of 92,799,632 shares of Common Stock (the “Rights Shares” and, collectively with the 7,200,368 shares of Common Stock into which the remaining principal amount of the Convertible Notes are currently convertible, the “New Shares”) of Common Stock. Upon the issuance of the Rights pursuant to the Settlement Agreement, the Holders will have no further right to exercise the Existing Warrants, all of which will be canceled and terminated.

Pursuant to the Settlement Agreement, the Holders agreed that they would not, directly or indirectly, sell or otherwise dispose of any New Shares on any calendar day through and including September 30, 2022, to the extent that any such sale or other disposition of shares would exceed 10% of the daily composite trading volume of the Common Stock through the time of sale on any such date, excluding any sales of New Shares at a price greater than $0.30 per share. In addition, the Company agreed not to issue or sell, or offer to issue or sell, any equity or equity-linked securities through the Lien Release Date (as defined below), subject to certain exceptions. In addition, the Holders agreed to release any liens and security interests granted to the Holders in connection with the issuance of the Convertible Notes, effective upon the earlier of the issuance of all the New Shares, or the first date on or after October 6, 2022 on which the Company has issued all of the New Shares as to which the Holders have properly delivered a notice of conversion or notice of exercise, as applicable, on or before October 5, 2022 (such date, the “Lien Release Date”). The Settlement Agreement also contains mutual releases by each of the parties, other than with respect to the right to enforce certain provisions of the Settlement Agreement.

The foregoing summary provides only a brief description of the Settlement Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Existing Warrants is incorporated by reference in this Item 1.02 to the extent required.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Rights is incorporated by reference in this Item 3.02 to the extent required.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Settlement Agreement, dated as of September 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Kevin Keough
	Name:	Kevin Keough
	Title:	Chief Executive Officer

Date: September 26, 2022

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